EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Initiates Talapoosa Metallurgical Program

Coeur d’Alene, Idaho – July 20, 2016 – Timberline Resources Corporation (OTCQB: TLRS; TSX-V: TBR) (“Timberline” or the “Company”) announced today the initiation of a metallurgical and geotechnical test program designed to assess the potential to improve heap permeability and enhance gold and silver leach efficiency for the processing of the mineralized material at the Talapoosa gold and silver deposit in Lyon County, Nevada.  The program has been designed to increase the already-substantial metallurgical test results incorporated into the Company’s Preliminary Economic Assessment issued in May 2015.

Work will focus on four composite samples recently collected from the two main types of mineralized material that represent the bulk of the Talapoosa deposit.  Each sample will be crushed in stages using high pressure grinding roll (HPGR) technology.   Finely crushed material will be separated from the coarse material.  Removal and separate processing of the fine material is expected to increase the permeability of the coarse material that is to be placed on the heap leach pad.

Coarse material with the fines removed will be tested in the laboratory for permeability under loads representing equivalent heap leach pad heights up to 200 feet. The coarse particle fraction will also be subjected to agglomeration tests and column leach testing.  Comparative agglomeration tests will also be performed on the material without the fines removed to evaluate differences in agglomerate strengths and binder requirements.

Bottle roll and mechanically agitated leach tests will be performed on the fines fraction.  Tests will include leaching at finer grind sizes and with the addition of   a chemical agent that has often been demonstrated to improve leach kinetics, especially in mineralized systems with combined gold and silver such as Talapoosa.

Kappes Cassiday and Associates, Newfields, McClelland Laboratories, and MPDI will provide expert laboratory services and program oversight for the project. Additional metallurgical testing is anticipated to be performed in late 2016 and early 2017.  Initial program results from the crushing and permeability testing are expected in mid-August, 2016.

About Timberline Resources

Timberline Resources Corporation is focused on advancing district-scale gold exploration and development projects in Nevada, including its Talapoosa project in Lyon County, where the Company has completed and disclosed a positive preliminary economic assessment.  Timberline also controls the 23 square-mile Eureka project lying on the Battle Mountain-Eureka gold trend.  At Eureka, the Company continues to advance its Lookout Mountain and Windfall project areas.  Exploration potential occurs within three separate structural-stratigraphic trends defined by distinct geochemical gold anomalies.  Timberline also owns the Seven Troughs property in northern Nevada, known to be one of the state's highest grade, former producers.

Timberline is listed on the OTCQB where it trades under the symbol "TLRS" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding gold and silver recoveries at Talapoosa, increasing the metallurgical test results, the enhanced reliability of the metallurgical test results, focusing work on four primary domains, which companies will complete the metallurgical testing and the extent of each company’s scope of work and testing, agglomeration tests and results, development of design criteria for follow-up advanced metallurgical testing, timing of further testing and results, the advancement of projects, and exploration potential.  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to changes in the Company’s business and other factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2015.  Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accept responsibility for the adequacy or accuracy of this release.

For Further Information Please Contact:

Steven A. Osterberg

President and CEO

Tel:   208-664-4859

E-mail:  info@timberline-resources.com

Website:  www.timberline-resources.com

2 | TIMBERLINE RESOURCES